UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2013

SPHERIX® INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7927 Jones Branch Drive, Suite 3125 Tysons Corner, VA	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  703-992-9260

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning. One can identify them by the fact that they do not relate strictly to historical or current facts. These statements are likely to address our growth strategy, financial results and product and development programs. One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not assume any obligation to update any forward-looking statement. As a result, investors should not place undue reliance on these forward-looking statements.

Item 1.01 Entry Into a Material Definitive Agreement.

On April 2, 2013, Spherix Incorporated, a Delaware corporation ("we" or the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") with its wholly owned subsidiary, Nuta Technology Corp., a Virginia corporation (“Nuta”) and North South Holdings, Inc., a Delaware corporation ("North South"), the owner or assignee of certain patents, licenses and applications (the “North South Intellectual Property”), and the shareholders of North South (the "North South Shareholders"). Upon closing of the transaction contemplated under the Merger Agreement (the "Merger"), North South will merge with and into Nuta with Nuta as the surviving corporation.  Nuta will continue its operations in the State of Virginia as the record owner of the North South Intellectual Property.  The closing of the Merger is subject to customary closing conditions, including the receipt of a fairness opinion that the Merger Consideration (as defined below) is fair to stockholders and the Company from a financial point of view, based on, among other things, the North South Intellectual Property assets, and the approval of the Company’s shareholders holding a majority of the outstanding voting capital of the Company to issue the Merger Consideration pursuant to NASDAQ listing standards.

Pursuant to the terms and conditions of the Merger, at the closing of the Merger, an aggregate of 500 issued and outstanding shares of North South’s common stock will be converted into the right to receive an aggregate of 118,483 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and 500 shares of North South’s Series A Preferred Stock and 128 shares of North South’s Series B Preferred Stock issued and outstanding will be converted into the right to receive an aggregate of 1,488,152 shares of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), which is convertible into shares of the Company’s Common Stock on a one-for-ten basis (collectively with the 118,483 shares of Common Stock, the “Merger Consideration”).

At the effective time of the Merger, from the Merger Consideration, 150,000 shares of the Series D Preferred Stock (the “Escrow Shares”) shall be delivered to an escrow agent and shall be held pursuant to an escrow agreement to secure the Company from certain claims that may arise with respect to the representations, warranties, covenants or indemnification obligations of the North South Shareholders for a period of twelve (12) months following the closing of the Merger.  The Escrow Shares are the sole remedy for indemnifiable losses payable under the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement, the Series D Preferred Stock and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 10.1 hereto and the text of the Series D Preferred Stock Certificate of Designation, which is filed as Exhibit 3.1 hereto, each of which is incorporated herein by reference.

Changes to the Business.   Following the closing of the Merger, through our wholly owned subsidiary, Nuta, as the owner of North South Intellectual Property, we intend to expand our activities constituting the commercialization and development of intellectual property assets.  Our activities will generally include the acquisition and development of patents through internal or external research and development.  In addition, we will seek to acquire existing rights to intellectual property through acquisitions of already issued patents and pending patent applications, both in the United States and abroad.  We may alone or in conjunction with others develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or whose products or processes infringe our intellectual property rights through legal processes.

Accounting Treatment. The Merger will being accounted for as an acquisition of assets rather than a business pursuant to Financial Accounting Standards Board Accounting Standards Codification 805-50-30 “Business Combinations”.  Accordingly, assets acquired through a transaction that is not a business combination shall be measured based on the cash consideration paid plus either the fair value of the non-cash consideration given or the fair value of the assets acquired, whichever is more clearly evident.

  Following the Merger, we will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of North South

General – Business Strategy

North South is the owner or assignee of certain patents, licenses and applications, as further described herein (the “North South Intellectual Property”). Subsequent to the consummation of the Merger, and through Nuta, its wholly-owned subsidiary, the Company will engage in an additional line of business.  Through Nuta, we intend to become engaged in the commercialization and development of intellectual property assets that are not related to our historical business of drug development and services, although the scope of our intellectual property procurement and development will continue to include pharmaceutical and drug patents.  Our activities will generally include the acquisition and development of patents through internal or external research and development.  In addition, we will seek to acquire existing rights to intellectual property through acquisition of already issued patents and pending patent applications, both in the United States and abroad.  We may alone, or in conjunction with others, develop products and processes associated with our intellectual property and license our intellectual property to others seeking to develop products or processes or whose products or processes infringe our intellectual property rights through legal processes.

North South owns a patent portfolio consisting of approximately 222 patents in wireless communications technology and pharmaceutical technology.

We will likely need to raise additional capital to pursue our strategy. There is no assurance that we will succeed in our strategy or commercialize or realize value from the North South Intellectual Property or any additional intellectual property.

Key Elements of Business Strategy

Our intellectual property acquisition, development and licensing business strategy will include the following key elements:

	Identify Emerging Growth Areas where Patented Technologies will Play a Vital Role
Certain technologies become core technologies in the way products and services are manufactured, sold and delivered by companies across a wide array of industries. In conjunction with our partners, patent attorneys, and other patent sourcing professionals, we will identify core, patented technologies that have been or are anticipated to be widely adopted by third parties in connection with the manufacture or sale of products and services.

	Contact and Form Alliances with Owners of Core, Patented Technologies
Often individual inventors and small companies have limited resources and/or expertise and are unable to effectively address the unauthorized use of their patented technologies.  We will seek to enter into business agreements with owners of intellectual property that do not have experience or expertise in the areas of intellectual property licensing and enforcement, or that do not possess the in-house resources to devote to intellectual property licensing and enforcement activities, or that, for any number of strategic business reasons, desire to more efficiently and effectively outsource their intellectual property licensing and enforcement activities.

	Effectively and Efficiently Evaluate Patented Technologies for Acquisition, Licensing and Enforcement
Subtleties in the language of a patent, recorded interactions with the patent office, and the evaluation of prior art and literature can make a significant difference in the potential licensing and enforcement revenue derived from a patent or patent portfolio. It is important to identify potential problem areas, if any, and determine whether potential problem areas can be overcome, prior to acquiring a patent portfolio or launching an effective licensing program.

	Purchase or Acquire the Rights to Patented Technologies
After evaluation, we may elect to purchase the patented technology, or acquire the exclusive right to license the patented technology in all or in specific fields of use.  The original owner of the patent or patent rights will typically receive an upfront acquisition payment, or retain the right to a portion of the gross revenues generated from a patent portfolio’s licensing and enforcement program, or a combination of the two.

	Successfully License and Enforce Patents with Significant Royalty Potential
As part of the patent evaluation process, significant consideration is also given to the identification of potential infringers, industries within which the potential infringers exist, longevity of the patented technology, and a variety of other factors that directly impact the magnitude and potential success of a licensing and enforcement program. We are seeking to hire individuals trained in commercialization and in evaluating potentially infringing technologies and in presenting the claims of our patents and demonstrating how they apply to companies we believe are using our technologies in their products or services. These presentations can take place in a non-adversarial business setting, but can also occur through the litigation process, if necessary. Ultimately, we will execute patent licensing arrangements with users of our patented technologies through licensing negotiations, without the filing of patent infringement litigation, or through the negotiation of license and settlement arrangements in connection with the filing of patent infringement litigation.

Intellectual Property and Patent Rights

Upon closing of the Merger, our intellectual property will primarily be comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

Upon closing of the Merger, we expect to own a portfolio comprised of approximately 222 patents in the United States.  We also will continue to hold the intellectual property assets associated with our prior business seeking to develop drugs, pharmaceutical formulations and nutritional supplements.

Competition

We expect to encounter significant competition in our new line of business from others seeking to commercialize and develop their intellectual property assets. Most of our competitors have much longer operating histories, and significantly greater financial and human resources, than we have. Entities such as Document Security Systems, Inc. (NYSE MKT:DSS), Vringo, Inc (NYSE MKT:VRNG), VirnetX Holding Corp (NYSE MKT:VHC), Acacia Research Corporation (NASDAQ:ACTG), Allied Security Trust, Altitude Capital Partners, Augme Technologies Inc. (OTCBB:AUGT) Intellectual Ventures, Ocean Tomo, RPX Corporation (NASDAQ:RPXC), Rembrandt IP Management and others presently market themselves as being in the business of creating, acquiring, licensing or leveraging the value of intellectual property assets. We expect others to enter the market as the true value of intellectual property is increasingly recognized and validated. In addition, competitors may seek to acquire the same or similar patents and technologies that we may seek to acquire, making it more difficult for us to realize the value of its assets.

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. Nuta may become a party to ongoing patent enforcement related litigation of certain of the patents or patented technologies owned or controlled by Nuta after the closing of the Merger.  Such litigation may become increasingly expensive and there is no assurance that Nuta will prevail in such litigation or that we will possess or be able to secure the financing necessary to engage in such activities, or that such financing, if available, will be able to be secured on attractive terms.

Risk Factors Relating to North South

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks discussed under the section captioned “Risk Factors” contained in our most recent annual report on Form 10-K, our quarterly reports on Form 10-Q and any current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

The Company intends to expand the focus of its business to commercializing, developing and monetizing intellectual property, including through licensing and enforcement. The Company may not be able to successfully monetize the patents which it acquires and thus it may fail to realize all of the anticipated benefits of such acquisition.

There is no assurance that the Company will be able to successfully commercialize, acquire, develop or monetize the patent portfolio that it acquires from North South. The acquisition of the patents could fail to produce anticipated benefits, or could have other adverse effects that the Company does not currently foresee. Failure to successfully monetize these patent assets may have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, the acquisition of the patent portfolio is subject to a number of risks, including, but not limited to the following:

• There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, material costs are likely to be incurred that would have a negative effect on the Company’s results of operations, cash flows and financial position; and

• The integration of a patent portfolio will be a time consuming and expensive process that may disrupt the Company’s operations. If its integration efforts are not successful, the Company’s results of operations could be harmed. In addition, the Company may not achieve anticipated synergies or other benefits from such acquisition.

Therefore, there is no assurance that the monetization of the patent portfolios to be acquired will generate enough revenue to recoup the Company’s investment.

The Company’s operating history makes it difficult to evaluate its current business and future prospects.

The Company has, prior to the acquisition of North South, been involved in businesses primarily involving research and development in furtherance of drug and pharmaceutical products and processes, including nutritional supplements and related services. Prior to the consummation of the Merger, the Company’s business has consisted entirely of its biotechnology research and development unit. The Company not only has no operating history in executing its additional new business which includes, among other things, creating, commercializing, prosecuting, licensing, litigating or otherwise monetizing patent assets. The Company’s lack of operating history in this sector makes it difficult to evaluate its additional new business model and future prospects.

The Company will be initially reliant exclusively on the patent assets it acquired from North South. If the Company is unable to commercialize, license or otherwise monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that the Company’s business will fail.

Upon closing of the Merger, the Company will acquire a portfolio of patent assets from North South that it plans to commercialize, license or otherwise monetize. If the Company’s efforts to generate revenue from such assets fail, the Company will have incurred significant losses and may be unable to acquire additional assets. If this occurs, the Company’s business will likely fail.

Upon closing of the Merger and commencement of its additional new line of business, the Company may commence legal proceedings against certain companies, and the Company expects such litigation to be time-consuming and costly, which may adversely affect its financial condition and its ability to operate its business.

To license or otherwise monetize its patent assets, which may constitute a significant focus of the Company’s future activities, the Company may be required to commence legal proceedings against certain companies, pursuant to which the Company may allege that such companies infringe on one or more of the Company’s patents. The Company’s viability could be highly dependent on the outcome of this litigation, and there is a risk that the Company may be unable to achieve the results it desires from such litigation, which failure would harm the Company’s business to a great degree. In addition, the defendants in this litigation are likely to be much larger than the Company and have substantially more resources than the Company does, which could make the Company’s litigation efforts more difficult.

The Company anticipates that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, the Company may be forced to litigate against others to enforce or defend its intellectual property rights or to determine the validity and scope of other parties’ proprietary rights. The defendants or other third parties involved in the lawsuits in which the Company is involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude the Company’s ability to derive licensing revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact the Company’s business. Additionally, the Company anticipates that its legal fees and other expenses will be material and will negatively impact the Company’s financial condition and results of operations and may result in its inability to continue its business.

The Company may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of the Company’s investments in such activities.

Part of the Company’s additional new business may include the internal development of new inventions or intellectual property that the Company will seek to monetize. However, this aspect of the Company’s business would likely require significant capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on the Company’s business. There is also the risk that the Company’s initiatives in this regard would not yield any viable new inventions or technology, which would lead to a loss of the Company’s investments in time and resources in such activities.

In addition, even if the Company is able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, the Company would need to develop and maintain, and it would heavily rely upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property the Company may develop principally including the following:

• patent applications the Company may file may not result in issued patents or may take longer than the Company expects to result in issued patents;

• the Company may be subject to interference proceedings;

• the Company may be subject to opposition proceedings in the U.S. or foreign countries;

• any patents that are issued to the Company may not provide meaningful protection;

• the Company may not be able to develop additional proprietary technologies that are patentable;

• other companies may challenge patents issued to the Company;

• other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate the Company’s technologies;

• other companies may design around technologies the Company has developed; and

• enforcement of the Company’s patents would be complex, uncertain and very expensive.

The Company cannot be certain that patents will be issued as a result of any future applications, or that any of the Company’s patents, once issued, will provide the Company with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, the Company cannot be certain that it will be the first to make its additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent the Company from commercializing the Company’s products or require the Company to obtain licenses requiring the payment of significant fees or royalties in order to enable the Company to conduct its business. As to those patents that the Company may license or otherwise monetize, the Company’s rights will depend on maintaining its obligations to the licensor under the applicable license agreement, and the Company may be unable to do so. The Company’s failure to obtain or maintain intellectual property rights for the Company’s inventions would lead to the loss the Company’s investments in such activities, which would have a material and adverse effect on the Company’s company.

Moreover, patent application delays could cause delays in recognizing revenue from the Company’s internally generated patents and could cause the Company to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

New legislation, regulations or court rulings related to enforcing patents could harm the Company’s new line of business and operating results.

If Congress, the United States Patent and Trademark Office or courts implement new legislation, regulations or rulings that impact the patent enforcement process or the rights of patent holders, these changes could negatively affect the Company’s new business model. For example, limitations on the ability to bring patent enforcement claims, limitations on potential liability for patent infringement, lower evidentiary standards for invalidating patents, increases in the cost to resolve patent disputes and other similar developments could negatively affect the Company’s ability to assert its patent or other intellectual property rights.

In addition, on September 16, 2011, the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These changes include provisions that affect the way patent applications will be prosecuted and may also affect patent litigation. The U.S. Patent Office is currently developing regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act recently became effective. Accordingly, it is too early to tell what, if any, impact the Leahy-Smith Act will have on the operation of the Company’s business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of the Company’s issued patents, all of which could have a material adverse effect on the Company’s business and financial condition.

On February 27, 2013, US Representatives DeFazio and Chaffetz introduced HR845.  In general, the bill known as the SHIELD Act ("Saving High-tech Innovators from Egregious Legal Disputes"), seeks to assess legal fee liability to plaintiffs in patent infringement actions for defendants costs.  In the event that the bill becomes law, the potential obligation to pay the legal fees of defendants in patent disputes could have a material adverse effect on the Company’s business or financial condition.

It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any of the proposals will become enacted as laws. Compliance with any new or existing laws or regulations could be difficult and expensive, affect the manner in which the Company conducts its business and negatively impact the Company’s business, prospects, financial condition and results of operations.

The Company’s acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect the Company’s operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to the Company’s business plan, are often time consuming, complex and costly to consummate. The Company may utilize many different transaction structures in its acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, the Company expects to incur significant operating expenses and will likely be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if the Company is able to acquire particular patent assets, there is no guarantee that the Company will generate sufficient revenue related to those patent assets to offset the acquisition costs. While the Company will seek to conduct confirmatory due diligence on the patent assets the Company is considering for acquisition, the Company may acquire patent assets from a seller who does not have proper title to those assets. In those cases, the Company may be required to spend significant resources to defend the Company’s interest in the patent assets and, if the Company is not successful, its acquisition may be invalid, in which case the Company could lose part or all of its investment in the assets.

The Company may also identify patent or other intellectual property assets that cost more than the Company is prepared to spend with its own capital resources. The Company may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for the Company. These higher costs could adversely affect the Company’s operating results, and if the Company incurs losses, the value of its securities will decline.

In addition, the Company may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which the Company’s licensees will adopt its patents and technologies in their products and services. As a result, there can be no assurance as to whether technologies the Company acquires or develops will have value that it can monetize.

In certain acquisitions of patent assets, the Company may seek to defer payment or finance a portion of the acquisition price. This approach may put the Company at a competitive disadvantage and could result in harm to the Company’s business.

The Company has limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where the Company can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, the Company might not compete effectively against other companies in the market for acquiring patent assets, many of whom have greater cash resources than the Company has. In addition, any failure to satisfy the Company’s debt repayment obligations may result in adverse consequences to its operating results.

Any failure to maintain or protect the Company’s patent assets or other intellectual property rights could significantly impair its return on investment from such assets and harm the Company’s brand, its business and its operating results.

The Company’s ability to operate its new line of business and compete in the intellectual property market largely depends on the superiority, uniqueness and value of the Company’s acquired patent assets and other intellectual property. To protect its proprietary rights, the Company will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with its employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures the Company undertakes to protect and maintain its assets will have any measure of success.

Following the acquisition of patent assets, the Company will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. The Company may acquire patent assets, including patent applications, which require the Company to spend resources to prosecute the applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against the Company, and such assertions or prosecutions could materially and adversely affect the Company’s business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause the Company to incur significant costs and could divert resources away from the Company’s other activities.

Despite the Company’s efforts to protect its intellectual property rights, any of the following or similar occurrences may reduce the value of the Company’s intellectual property:

• the Company’s applications for patents, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

• issued trademarks, copyrights, or patents may not provide the Company with any competitive advantages when compared to potentially infringing other properties;

• the Company’s efforts to protect its intellectual property rights may not be effective in preventing misappropriation of the Company’s technology; or

• the Company’s efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those the Company acquires and/or prosecutes.

Moreover, the Company may not be able to effectively protect its intellectual property rights in certain foreign countries where the Company may do business in the future or from which competitors may operate. If the Company fails to maintain, defend or prosecute its patent assets properly, the value of those assets would be reduced or eliminated, and the Company’s business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into licensing agreements, which could prolong the Company’s litigation and adversely affect its financial condition and operating results.

The Company’s new business plan depends significantly on worldwide economic conditions, and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material negative effect on the willingness of parties infringing on the Company’s assets to enter into licensing or other revenue generating agreements voluntarily. Entering into such agreements is critical to the Company’s business plan, and the Company’s failure to do so could cause material harm to its business.

If the Company is unable to adequately protect its intellectual property, the Company may not be able to compete effectively.

The Company’s ability to compete depends in part upon the strength of the Company’s proprietary rights that it will own as a result of the Merger or may hereafter acquire in its technologies, brands and content. The Company intends to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect its intellectual property and proprietary rights. The efforts the Company takes to protect its intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of its intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which the Company’s services are made available. There may be instances where the Company is not able to fully protect or utilize its intellectual property in a manner that maximizes competitive advantage. If the Company is unable to protect its intellectual property and proprietary rights from unauthorized use, the value of the Company’s products may be reduced, which could negatively impact the Company’s new business. The Company’s inability to obtain appropriate protections for its intellectual property may also allow competitors to enter the Company’s markets and produce or sell the same or similar products. In addition, protecting the Company’s intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if the Company is otherwise unable to protect its intellectual property and proprietary rights, the Company’s business and financial results could be adversely affected.

If the Company is forced to resort to legal proceedings to enforce its intellectual property rights, the proceedings could be burdensome and expensive. In addition, the Company’s proprietary rights could be at risk if the Company is unsuccessful in, or cannot afford to pursue, those proceedings. The Company will also rely on trade secrets and contract law to protect some of its proprietary technology. The Company will enter into confidentiality and invention agreements with its employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect the Company’s right to its un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to the Company’s trade secrets and know-how.

If the NASDAQ Stock Market determines that the Merger with North South and the issuance of the Merger Consideration results in a change of control of the Company, the Company may be required to submit a new application under NASDAQ’s original listing standards and if such application is not approved, the Company’s Common Stock may be delisted from The NASDAQ Capital Market.

In connection with the Merger, the Company will issue 118,483 shares of Common Stock and 1,488,152 shares of Series D Preferred Stock, which are convertible into shares of Common Stock on a one-for-ten basis.  The Company does not believe the issuance of the Merger Consideration will result in a change of control of the Company because of, among other things, the significant overlap in ownership between the Company and North South.  NASDAQ Rule 5110(a) provides that a Company must apply for initial listing in connection with a transaction whereby a company combines with a non-NASDAQ entity, resulting in a change of control of such company and potentially allowing the non-NASDAQ entity to effectively obtain NASDAQ listing.  In determining whether a change of control has occurred, NASDAQ considers all relevant factors including, changes in management, board of directors, voting power, ownership and financial structure of the Company.  If The NASDAQ Stock Market determines that a change of control does in fact result from the consummation of the Merger and the issuance of the Merger Consideration and an original listing application has not been approved prior to the consummation of Merger, the Company will be in violation of NASDAQ Rule 5110(a) and the Company’s Common Stock could be delisted from The NASDAQ Capital Market.

Item 8.01	Other Events.

 On April 1, 2013, the board of directors of the Company approved the adoption of a 2013 Equity Incentive Plan (the “2013 Plan”).  The purpose of the 2013 Plan is to promote the success of the Company and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.  The 2013 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, restricted stock units, stock appreciation rights and other types of stock-based awards to the Company’s employees, officers, directors and consultants.  Pursuant to the terms of the 2013 Plan, either the board or a board committee is authorized to administer the plan, including by determining which eligible participants will receive awards, the number of shares of common stock subject to the awards and the terms and conditions of such awards. Up to 2,800,000 shares of common stock are issuable pursuant to awards under the 2013 Plan. Unless earlier terminated by the Board, the 2013 Plan shall terminate at the close of business on April 1, 2023.

The foregoing is a summary description of the terms and conditions of the 2013 Plan does not purport to be complete and is qualified in its entirety by reference to the 2013 Plan, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
3.1	Series D Convertible Preferred Stock Certificate of Designation
10.1	Agreement and Plan of Merger dated April 2, 2013
10.2	Spherix Incorporated 2013 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spherix Incorporated
(Registrant)

By:

/s/ Robert L. Clayton
Robert L. Clayton
Chief Financial Officer

Date: April 4, 2013